UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2015

RICH PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-54767	46-3259117
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

9595 Wilshire Blvd, Suite 900

Beverly Hills, CA 90212

(Address of principal executive offices)

(323) 424-3169

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 6, 2015, the Rich Pharmaceuticals, Inc. (the “Company”) Board of Directors granted Ben Chang options to purchase 50,000,000 shares of Company common stock under the Rich Pharmaceuticals, Inc. 2013 Stock Option/Stock Issuance Plan, as amended. The options have an exercise price of $.0008 per share; a term of 5 years; are immediately vested; and may be exercised by cashless exercise. Ben Chang is the Chief Executive Officer and a director of the Company.

ITEM 8.01 OTHER EVENTS

On September 6, 2013, the Company’s Board of Directors approved the adoption of the Rich Pharmaceuticals, Inc. 2013 Stock Option/Stock Issuance Plan (the "2013 Plan”). The 2013 Plan is intended to aid the Company in recruiting and retaining key employees, directors or consultants and to motivate them by providing incentives through the granting of awards of stock options or other stock based awards. The 2013 Plan is administered by the board of directors. Directors, officers, employees and consultants of the Company and its affiliates are eligible to participate under the 2013 Plan.

On April 6, 2015, the Company’s Board of Directors approved an amendment to the 2013 Plan to increase the number of shares reserved for awards under the 2013 Plan from 90,004,800 shares to 390,004,800 shares. The foregoing is only a brief description of the material terms of the 2013 Plan Amendment No. 2, and does not purport to be a complete description of the 2013 Plan Amendment No. 2, and such description is qualified in its entirety by reference to the 2013 Plan Amendment No. 2 which is filed as an exhibit to this Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Description
10.33	2013 Plan Amendment No. 2

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RICH PHARMACEUTICALS, INC.

Dated: April 8, 2015	By:	/s/ Ben Chang
Ben Chang Chief Executive Officer

3